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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      TROPICAL SPORTSWEAR INT'L CORPORATION
             (Exact name of registrant as specified in its charter)

               FLORIDA                                59-3424305
(State of incorporation or organization) (I.R.S. Employer Identification No.)

                                                 4902 WEST WATERS AVENUE
                                                      TAMPA, FLORIDA
                                       (Address of principal executive offices)

         33634-1302
         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be registered
     -------------------                     ------------------------------

                                      None.

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. |_|

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

        Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, par value $.01
                                (Title of class)



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ITEM 1.           Description of Registrant's Securities to be Registered.

         The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, $.01 par value per share, appearing under the caption "Description of Capital Stock" contained in (i) the Registrant's Registration Statement on Form S-1, No. 333-33729 (as amended from time to time, the "Registration Statement"), and as such section may be amended at the time the Registration Statement is declared effective; and (ii) the Registrant's Prospectus to be filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

ITEM 2.           EXHIBITS.

         Exhibit
         Number                                               Description
         ------                                               -----------
         1        Amended and Restated Articles of Incorporation of Tropical
                  Sportswear Int'l Corporation (filed as Exhibit 3.1 to
                  Registrant's Registration Statement on Form S-1, No.
                  333-33729, and incorporated herein by reference)

         2        Amended and Restated Bylaws of Tropical Sportswear Int'l
                  Corporation (filed as Exhibit 3.2 to Registrant's Registration
                  Statement on Form S-1, No. 333-33729, and incorporated herein by reference)

         3        Specimen certificate for the Common Stock of Tropical
                  Sportswear Int'l Corporation (filed as Exhibit 4.1 to
                  Registrant's Amendment No. 1 to Registration Statement on Form
                  S-1, No. 333-33729, and incorporated herein by reference)




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           TROPICAL SPORTSWEAR INT'L
                                           CORPORATION



Date:  September 29, 1997                  By: /s/ William W. Comptom
                                              ----------------------------------
                                              WILLIAM W. COMPTON
                                              Chairman of the Board and
                                              Chief Executive Officer